EXHIBIT INDEX

EXHIBIT 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

________________________

CITIBANK, N.A.
(Exact name of trustee as specified in its charter)

13-5266470
(I.R.S. employer
identification no.)
399 Park Avenue, New York, New York 10043
(Address of principal executive office) (Zip Code)

_______________________

CATERPILLAR INC.
(Exact name of obligor as specified in its charter)

DELAWARE	37-0602744
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
100 NE Adams Street
Peoria, Illinois	61629
(Address of principal executive offices)	(Zip Code)

_________________________
Debt Securities
(Title of the indenture securities)

Item 1. General Information.
Furnish the following information as to the trustee:
(a) Name and address of each examining or supervising authority to which it is subject.
Name
Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.
List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 -	Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 -	Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 -	Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 -	Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 -	Not applicable.

-2-
Exhibit 6 -	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 -	Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 2001 -attached)

Exhibit 8 -	Not applicable.

Exhibit 9 -	Not applicable.

__________________

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 2nd day of October, 2001.

CITIBANK, N.A.

By:  /s/ John J. Byrnes

John J. Byrnes
Vice President

Exhibit 7 to Form T-1

Charter No. 1461
Comptroller of the Currency Northeastern District
REPORT OF CONDITION CONSOLIDATING
DOMESTIC AND FOREIGN SUBSIDIARIES OF

Citibank, N.A.

of New York in the State of New York at the close of business on June 30, 2001 published in response to call made by Comptroller of the Currency under Title 12 United States Code Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS
Thousands
of dollars
Cash and balances due from depository institutions:		$ 9,584,000
Noninterest-bearing balances and currency and coin
Interest-bearing balances		17,387,000
Held-to-maturity securities		0
Available-for-sale securities		38,680,000
Federal funds sold and securities purchased under agreements to resell		14,143,000
Loans and leases held for sale		10,171,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income	$238,620,000
LESS: Allowance for loan and lease losses	4,532,000

Loans and leases, net of unearned income, allowance, and reserve		234,088,000
Trading assets		35,100,000
Premises and fixed assets (including capitalized leases)		3,911,000
Other real estate owned		261,000
Investments in unconsolidated subsidiaries and associated companies		862,000
Customers' liability to this bank on acceptances outstanding		1,160,000
Intangible assets: Goodwill		2,433,000
Intangible assets: Other intangible assets		3,610,000
Other assets		20,791,000

TOTAL ASSETS		$392,181,000

Minority interest in consolidated subsidiaries		211,000

LIABILITIES
Deposits:
In domestic offices		$73,813,000
Noninterest bearing	$14,495,000
Interest-bearing	59,318,000

In foreign offices, Edge and Agreement subsidiaries, and IBFs		208,338,000
Noninterest bearing	14,372,000
Interest-bearing	193,966,000

Federal funds purchased and securities sold under agreements to repurchase		11,307,000
Demand notes issued to the U.S. Treasury		0
Trading liabilities		20,654,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ss		21,841,000
Bank's liability on acceptances executed and outstanding		1,160,000
Subordinated notes and debentures		8,675,000
Other liabilities		18,198,000

TOTAL LIABILITIES		$363,986,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		$751,000
Surplus		11,584,000
Undivided profits and capital reserves		16,506,000
Accumulated net gains (losses) on cash flow hedges		(857,000)
Other equity capital components

TOTAL EQUITY CAPITAL		$27,984,000

TOTAL LIABILITIES AND EQUITY CAPITAL		$392,181,000

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief. ROGER W. TRUPIN CONTROLLER
We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS